UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2013 (June 13, 2013)

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. (the “Company”) was held on June 13, 2013 (the “Annual Meeting”). There were 73,615,573 shares of common stock eligible to vote and 57,369,072 shares present in person or by proxy at the Annual Meeting. At the Annual Meeting, stockholders voted on the following proposals:

1. the election of directors to the Company’s Board of Directors (“Proposal 1”);

2. an advisory vote to approve executive compensation as disclosed in the proxy statement (“Proposal 2”);

3. the approval of an amendment to the Company’s 2011 Incentive Plan to increase the number of shares available for issuance under the plan (“Proposal 3”); and

4. the ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the 2013 fiscal year (“Proposal 4”).

The number of votes cast for or against or withheld from each proposal, along with the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. Based on the final vote of stockholders, all of the Company’s director nominees were elected, Proposals 2 and 3 were not approved and Proposal 4 was approved. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
Ginger Constantine, MD	14,082,108	6,183,594	37,103,370
Louis Ferrari	13,999,253	6,266,449	37,103,370
Stephen Jaeger	14,016,896	6,248,806	37,103,370
David Norton	14,118,062	6,147,640	37,103,370
David Meeker, MD	18,452,192	1,813,510	37,103,370
Robert Savage	18,446,906	1,818,796	37,103,370
Virgil Thompson	14,110,455	6,155,247	37,103,370

Advisory Vote to Approve Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,933,801	4,192,596	139,303	37,103,372

Approval of an Amendment to the Company’s 2011 Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,554,672	4,456,994	254,034	37,103,372

Ratification of KPMG LLP as the Company’s Independent Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,367,226	1,666,696	333,750	1,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: June 14, 2013	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel